Exhibit 99.1

SAMSONITE CORPORATION

Notice to Holders of 2003 Convertible Preferred Stock

(Pursuant to Paragraph (g)(iii)(I) of the Certificate of Designation for the
2003 Convertible Preferred Stock)

Samsonite Corporation, a Delaware corporation (“Samsonite” or the “Company”), hereby gives notice (this “Notice”) to all holders of its 2003 Convertible Preferred Stock (the “Preferred Stock”) as required by paragraph (g)(iii)(I) of the Certificate of Designation governing the Preferred Stock (the “Certificate of Designation”).  Capitalized terms used but not defined in this Notice have the meanings given to them in the Certificate of Designation.

On or about December 20, 2006, the Board of Directors of the Company (the “Board”) is expected to take the following actions:

•                  Approve a cash distribution in an aggregate amount of $175 million that will include:

•                  Approval of certain dilution adjustment payments to holders of the Company’s outstanding options in an aggregate amount of approximately $5.5 million (the “Dilution Adjustment Payments”).

•                  Declaration of dividends (the “Preferred Dividend”), in an aggregate amount of $5,485,172, or equal to $359.33 per share of Preferred Stock, on all outstanding shares of Preferred Stock (the “Continuing Preferred Stock”) that have not been converted into Common Stock and continue to be held of record as of January 5, 2007 (such date, or any later date established by the Board as the record date for the Preferred Dividend, the “Preferred Record Date”) comprised of:

•                  all accrued dividends from the Issue Date through the end of the most recently completed Dividend Period (December 15, 2006) (the “Dividend Arrearage”); and

•                  all dividends the accrual of which will have been accelerated pursuant to paragraph (c)(i) of the Certificate of Designation for the period up to and including the dividend payment date immediately preceding the fourth anniversary of the Issue Date (such dividend payment date being June 15, 2007) (the “Accelerated Dividends”).

•                  Declaration of dividends (the “Common Dividend”), payable to all holders of Common Stock held as of January 2, 2007 (such date, or any later date established by the Board as the record date for the Common Dividend, the “Common Record Date”) and, in satisfaction of the Payout Election, to all Holders of Preferred Stock held as of the Common Record Date, comprised of the following amounts:

•                  an aggregate amount at least equal to approximately $164,122,676, which is the excess of $175 million over the sum of the minimum amount of Dilution Adjustment Payments and the maximum amount of the Preferred Dividend (in each case, assuming that the full amount of the Preferred Dividend is paid on the First Dividend Payment Date (as defined below)) (the “Minimum Common Dividend”) (it is possible that the full amount of the Preferred Dividend paid will decrease to the extent that shares of Preferred Stock are converted into shares of Common Stock on or prior to the Preferred Record Date), and

•                  if all or any portion of the Preferred Dividend is not paid on the First Dividend Payment Date (the “Unpaid Preferred Dividend”), then an aggregate amount equal to the Unpaid Preferred Dividend less any Dilution Adjustment Payments which were not paid on the First Dividend Payment Date (the “Supplemental Common Dividend”).

•                  Establish:

•                  January 5, 2007, as the payment date for the Preferred Dividend and the Minimum Common Dividend, and if the Conversion Agent (as defined below) has sufficient information regarding the status of all conversions of Preferred Stock such that it can make payment arrangements in time, the Supplemental Common Dividend (such date, or any later date established by the Board for the payment of the Preferred Dividend and the Minimum Common Dividend, the “First Dividend Payment Date”).

•                  The Company expects to pay in cash the Dividend Arrearage and the Accelerated Dividends to all record holders of Continuing Preferred Stock on the First Dividend Payment Date.

•                  January 9, 2007, as the payment date for any Supplemental Common Dividend if such dividend was not already paid on the First Dividend Payment Date (such date, or any later date established by the Board for the payment of any Supplemental Common Dividend, the “Second Dividend Payment Date”).

On November 20, 2006, the Board approved the formation of a special committee of independent directors (the “Special Committee”) to review and evaluate the conversion of Preferred Stock by the Major Holders (as described below), the Preferred Dividend, the Common Dividend and the Dilution Adjustment Payments, to negotiate the terms of such transactions with representatives of the holders of the Preferred Stock and to make recommendations to the Board. There can be no assurance that the Special Committee will recommend these transactions in the manner currently contemplated or at all or that the Preferred Dividend and/or the Common Dividend will be declared or paid.  If the Board declares the Common Dividend, the Company will give all holders of Preferred Stock notice thereof in accordance with paragraph (c)(iii)(B) of the Certificate of Designation and will also publicly announce such declaration.

On December 13, 2006, Ares Corporate Opportunities Fund, L.P. (“Ares”), Bain Capital (Europe) LLC (“Bain”), Ontario Teachers’ Pension Plan Board (together with Ares and Bain, the “Major Holders”) entered into written agreements with the Company pursuant to which, subject to the Board declaring the Preferred Dividend and the Common Dividend no later than January 31, 2007, the Major Holders have:

•                  Consented to a Payout Election pursuant to paragraph (c)(iii)(B)(1) of the Certificate of Designation (the “Payout Election”), effective as of the Common Record Date, with respect to all their shares of Preferred Stock held as of the Common Record Date and have agreed, if the Company requests, to confirm such consent in writing within two days of the Common Record Date.

•                  The Payout Election is in lieu of the Conversion Price adjustment referred to in paragraph (g)(iii)(E) of the Certificate of Designation.

•                  The Payout Election will be effective as to and binding on all the shares of Preferred Stock held by all Holders of Preferred Stock (including any Holders that do not consent to the Payout Election).  As a result of the Payout Election, all Holders of Preferred Stock will participate in the Minimum Common Dividend and in any Supplemental Common Dividend, as if each share of Preferred Stock held by such Holder had been converted into Common Stock on the date immediately prior to the Common Record Date into a number of shares of Common Stock determined by dividing (x) the sum of the Liquidation Value ($1,000 per share) and the amount of Dividend Arrearage (but not the Accelerated Dividends) with respect to one share of Preferred Stock by (y) the Conversion Price ($0.42).

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•                  Notified the Company of their election to convert, effective as of the Accelerated Dividends Accrual Date (as defined below), all their Preferred Stock into Common Stock pursuant to paragraph (g)(i) of the Certificate of Designation. The Major Holders are expected to receive an aggregate of approximately 465,462,701 shares of Common Stock upon conversion of all their shares of Preferred Stock which, together with their current holdings of Common Stock, will represent approximately 89.2% of the outstanding Common Stock immediately following such conversion (assuming no other Holder converts its Preferred Stock on or prior to the Accelerated Dividends Accrual Date).

The Major Holders collectively hold 143,817 shares of Preferred Stock, or approximately 90.4% of the outstanding Preferred Stock, as of the date of this Notice.

On November 21, 2006, the Company commenced offers to purchase and consent solicitations (the “Offers”) with respect to all of the Company’s outstanding Senior Subordinated Notes due 2011 and Senior Floating Rate Notes due 2010.  The principal purpose of the Offers is to acquire all such outstanding notes and amend the applicable indentures governing such notes to eliminate substantially all of the restrictive covenants and certain events of default in such indentures (the “Proposed Amendments”), including certain “restricted payment” provisions that currently prohibit the declaration and payment of the Preferred Dividend and the Common Dividend. As of December 6, 2006, approximately 99.66% of the outstanding Senior Subordinated Notes and approximately 84.62% of the outstanding Floating Rate Notes were validly tendered in response to the Offers, and supplemental indentures setting forth the Proposed Amendments were executed by the Company and the trustee under the applicable indenture. The Proposed Amendments will become operative only when validly tendered notes are accepted for payment by the Company pursuant to the terms of the Offers.  The Offers are currently scheduled to expire at 9:00 a.m., New York City time, on December 20, 2006.

On or about December 20, 2006, the Company expects to enter into a new credit facility consisting of an approximately $450 million senior secured term loan facility and an approximately $80 million senior secured revolving credit facility, including a letter of credit sub-facility.  The proceeds of the term loan facility, together with a portion of the proceeds of the revolving credit facility and cash on hand, are expected to be used to finance the payment of the Preferred Dividend, the Common Dividend, the Dilution Adjustment Payments and the Offers.  The new credit facility is expected to be secured by substantially all of the Company’s domestic assets and certain foreign assets.  There can be no assurance that the Company will be able to enter into the new credit facility.  The closing of the Offers is, and the payment of any declared Preferred Dividend and Common Dividend will be, contingent upon the closing under the new credit facility.

Pursuant to paragraph (g)(i) of the Certificate of Designation, each Holder of Preferred Stock has the right, at any time and from time to time, at such Holder’s option, to convert any or all of such Holder’s shares of Preferred Stock into shares of Common Stock at the conversion price (currently $0.42) (the “Conversion Price”), subject to adjustment as described in paragraph (g)(iii) of the Certificate of Designation. The number of shares of Common Stock into which each share of Preferred Stock is convertible (calculated as to each conversion to the nearest whole share) is determined by dividing:

(x) the sum of the Liquidation Value ($1,000 per share) plus all accrued but unpaid dividends with respect to such share (including dividends the accrual

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of which will have been accelerated pursuant to paragraph (c)(i) of the Certificate of Designation) by

(y) the Conversion Price, in each case, in effect at the time of the conversion.

The payment of the dividends on the First Dividend Payment Date will constitute a Qualified Recapitalization (as defined in the Certificate of Designation).  Pursuant to paragraph (c)(i) of the Certificate of Designation, the first date on which the Accelerated Dividends will be deemed to have fully accrued is the date immediately prior to the First Dividend Payment Date (the “Accelerated Dividends Accrual Date”).  (Assuming that the First Dividend Payment Date is January 5, 2007, the Accelerated Dividends Accrual Date will be January 4, 2007). Accordingly, the Major Holders, as well as any other Holder that converts its shares of Preferred Stock effective as of the Accelerated Dividends Accrual Date, will receive with respect to each share of Preferred Stock a number of shares of Common Stock determined by dividing (x) the sum of the Liquidation Value ($1,000 per share) plus the amount of Dividend Arrearage and Accelerated Dividends with respect to one share of Preferred Stock by (y) the Conversion Price.

Any holder of Preferred Stock (other than the Major Holders who have already elected to convert all their shares of Preferred Stock effective as of the Accelerated Dividends Accrual Date) has the right to elect to convert its shares of Preferred Stock into Common Stock at any time in accordance with the provisions of the Certificate of Designation. The procedures for conversion have been described in detail in the section titled “Procedures For Converting Preferred Stock” in the accompanying information package (the “Information Package”) and a form of the conversion notice (“Conversion Notice”) is attached as Annex A to the Information Package. Unless otherwise specified by the converting Holder in the Conversion Notice, all properly completed and executed Conversion Notices, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), that are received by Computershare, the Company’s conversion agent (the “Conversion Agent”), on or prior to the Accelerated Dividends Accrual Date shall be deemed to be effective as of, and the conversions will be deemed to occur on, the Accelerated Dividends Accrual Date.

If any converting Holder checks the box in the Conversion Notice specifying that such Holder does not want its Conversion Notice to be deemed effective as of the Accelerated Dividends Accrual Date, then pursuant to paragraph (g)(ii)(B) of the Certificate of Designation, the conversion of such Holder’s Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the first Business Day on which the certificates for shares of Preferred Stock shall have been surrendered to, and the Conversion Notice is received by, the Conversion Agent.  In the case of any conversion that is effective prior to the Accelerated Dividends Accrual Date, each share of Preferred Stock of such Holder will be converted into a number of shares of Common Stock determined by dividing (x) the sum of the Liquidation Value ($1,000 per share) and the amount of Dividend Arrearage (but not the Accelerated Dividends) by (y) the Conversion Price.

All properly completed and executed Conversion Notices of Holders, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), that are received by the Conversion Agent will be irrevocable by the Holder and may not be withdrawn. If the Board does not declare the Preferred Dividend and the Common Dividend on or prior to January 31, 2007, then all Conversion Notices will be deemed ineffective and null and void.  In such event, the certificates for the shares of Preferred Stock surrendered for conversion shall promptly be

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returned to the applicable Holders, or in the case of shares of Preferred Stock delivered by book-entry transfer, such shares will be credited to an account maintained with DTC as soon as practicable.

The shares the Common Stock issuable upon conversion of the Preferred Stock will constitute “restricted securities” and have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or any applicable state securities law. Unless so registered, such securities may not be offered or sold except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws.  See the “Transfer Restrictions” section in the Information Package.  Holders will not be granted any registration rights with respect to such shares of Common Stock.

If there are any shares of Continuing Preferred Stock outstanding on the First Dividend Payment Date (which is the same day as the Preferred Record Date), then:

•                  On the First Dividend Payment Date, the Company will pay in cash to such holder for each such share of Continuing Preferred Stock an amount equal to the Dividend Arrearage and Accelerated Dividends with respect to one share of Preferred Stock, and

•                  Such Holder will participate in the Minimum Common Dividend and in any Supplemental Common Dividend, as if each share of Continuing Preferred Stock held by such Holder had been converted on the date immediately prior to the Common Record Date into a number of shares of Common Stock determined by dividing (x) the sum of the Liquidation Value ($1,000 per share) and the amount of Dividend Arrearage (but not the Accelerated Dividends) with respect to one share of Preferred Stock by (y) the Conversion Price.

As a result of the Company paying the Dividend Arrearage and the Accelerated Dividends in cash to each Holder of any Continuing Preferred Stock on the First Dividend Payment Date, no Dividends will accrue on the Continuing Preferred Stock during the period commencing on the First Dividend Payment Date and ending on June 15, 2007 (the “Accelerated Period”).  Consequently, if any Holder converts the Continuing Preferred Stock at any time during the Accelerated Period, then each share of Continuing Preferred Stock will convert into a number of shares of Common Stock determined by dividing (x) the sum of the Liquidation Value ($1,000 per share) only by (y) the Conversion Price.

The Company, the Board or the Conversion Agent are not making and have not made any recommendation as to whether Holders of Preferred Stock should convert their shares at any time and/or consent to the Payout Election. Each Holder of Preferred Stock must make its own decision with respect to such matters.  The Information Package describes the matters set forth in this Notice in more detail and each Holder is encouraged to read this information carefully before making any decision with respect to its Preferred Stock.

December 18, 2006

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SAMSONITE CORPORATION

INFORMATION PACKAGE

ACCOMPANYING THE NOTICE TO PREFERRED HOLDERS DATED
DECEMBER 18, 2006

TABLE OF CONTENTS

PROCEDURES FOR CONVERTING PREFERRED STOCK	2
DESCRIPTION OF CAPITAL STOCK	5
MARKET FOR THE COMMON STOCK	9
TRANSFER RESTRICTIONS	10
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	11
DOCUMENTS INCORPORATED BY REFERENCE	15
ANNEX A – FORM OF CONVERSION NOTICE	A-1
ANNEX B – CERTIFICATE OF DESIGNATION FOR 2003 CONVERTIBLE PREFERRED STOCK	B-1

Capitalized terms used but not defined in this Information Package have the meaning specified in the Notice to Preferred Holders, dated December 18, 2006 (the “Notice”).

No person has been authorized to give any information or make any representations other than those contained in the Notice or in this Information Package and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Conversion Agent.  The delivery of the Notice, this Information Package and the related documents does not, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to its date or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof.

PROCEDURES FOR CONVERTING PREFERRED STOCK

Pursuant to paragraph (g)(i) of the Certificate of Designation, each Holder of Preferred Stock has the right, at any time and from time to time, at such Holder’s option, to convert any or all of such Holder’s shares of Preferred Stock into shares of Common Stock at the Conversion Price (currently $0.42), subject to adjustment as described in paragraph (g)(iii) of the Certificate of Designation. The number of shares of Common Stock into which each share of Preferred Stock is convertible (calculated as to each conversion to the nearest whole share) is determined by dividing:

(x) the sum of the Liquidation Value ($1,000 per share) plus all accrued but unpaid dividends with respect to such share of Preferred Stock (including dividends the accrual of which shall have been accelerated pursuant to paragraph (c)(i) of the Certificate of Designation) by

(y) the Conversion Price, in each case, in effect at the time of the conversion.

A form of Conversion Notice has been attached to this Information Package as Annex A.  In order to properly convert Preferred Stock into Common Stock, each Conversion Notice must be accompanied by certificates for the shares of Preferred Stock to which such Conversion Notice relates (or confirmation of receipt of such shares of Preferred Stock pursuant to the procedures for book-entry transfer set forth below).

Unless otherwise specified by the converting Holder in the Conversion Notice, all properly completed and executed Conversion Notices, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), that are received by the Conversion Agent on or prior to the Accelerated Dividends Accrual Date shall be deemed to be effective as of, and the conversions will be deemed to occur on, the Accelerated Dividends Accrual Date.

If any converting Holder checks the box in the Conversion Notice specifying that such Holder does not want its Conversion Notice to be deemed effective as of the Accelerated Dividends Accrual Date, then pursuant to paragraph (g)(ii)(B) of the Certificate of Designation, the conversion of such Holder’s Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the first Business Day on which the certificates for shares of Preferred Stock shall have been surrendered to, and the Conversion Notice is received by, the Conversion Agent.

Only Holders (i.e., holder of shares of Preferred Stock as reflected in the stock record books of the Company) of Preferred Stock are eligible to convert shares of Preferred Stock into Common Stock.  Any beneficial owner of Preferred Stock who is not a Holder of such Preferred Stock (for example, beneficial owners whose shares are held in “street” name with a broker, dealer, commercial bank, trust company or other nominee institution) wishing to convert its shares of Preferred Stock must either:

(1)                                  arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Conversion Notice, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), on behalf of such beneficial owner; or

(2)                                  obtain an irrevocable proxy from the Holder or such Holder’s assignee or nominee, properly execute that proxy and attach the proxy to a completed Conversion Notice, and deliver the Conversion Notice, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), with the executed proxy to the Conversion Agent at the address set forth on the back cover page of this Information Package.

Each Holder will agree that it may not sell or otherwise transfer the shares of Common Stock unless such sale or other transfer is registered under the Securities Act or unless the sale or other transfer is exempt from the registration requirements under the Securities Act and the applicable state or “blue sky” securities laws, and that the Company may require Holders to furnish an opinion of counsel reasonably satisfactory to the Company that such sale or transfer is so exempt.

A Holder must complete, sign and date the Conversion Notice (or a facsimile thereof) and deliver such Conversion Notice to the Conversion Agent by mail, first-class postage prepaid, hand delivery, overnight courier or facsimile transmission (with an original to be delivered subsequently) at the address or facsimile number of the Conversion Agent set forth on the back cover page hereof.  The Conversion Notice must be accompanied by certificates for the shares of Preferred Stock to which such Conversion Notice relates, duly endorsed in blank or otherwise in form acceptable for transfer on the Company’s books (or confirmation of receipt of such shares of Preferred Stock pursuant to the procedures for book-entry transfer set forth below).  The method of delivery of the Conversion Notice and certificates for shares of Preferred Stock is at the election and risk of the Holder, but if sent by mail, it is recommended that they be sent by registered mail with return receipt requested.

The Conversion Notices of Holders should be executed in the same manner as their names appear on the stock certificates representing the Preferred Stock.  An authorized DTC Participant should execute the Conversion Notice exactly as its name appears on DTC’s position listing.  If shares of Preferred Stock are held of record by two or more joint Holders, all of the joint Holders should sign the Conversion Notice.  If a signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company or the Conversion Agent of such person’s authority to so act.  If the shares of Preferred Stock are registered in different names, separate Conversion Notices must be executed covering each form of registration.  If a Conversion Notice is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to the Company or the Conversion Agent to validly act with respect to the applicable shares of Preferred Stock on behalf of the Holder.

DTC participants may electronically transmit their Conversion Notices and DWAC shares of Preferred Stock to the Conversion Agent. Each such DTC Participant will be bound by the terms of the Conversion Notice, and the Company may enforce such agreement against such DTC Participant.

If a Conversion Notice relates to a number of shares of Preferred Stock which is less than the total number of shares of Preferred Stock held of record by the Holder providing such Conversion Notice, the Holder must indicate on the Conversion Notice the number of shares of Preferred Stock to which the Conversion Notice relates.  If the Holder fails to so indicate, the Conversion Notice will be deemed to relate to the total number of shares of Preferred Stock held by such Holder.

Subject to any terms in the Certificate of Designation to the contrary, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Conversion Notices will be resolved by the Company, in its sole discretion, which determination will be final and binding on all parties.  The Company reserves the absolute right to reject any or all Conversion Notices that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful.  Subject to any terms in the Certificate of Designation to the contrary, the Company also reserves the right to waive any defects, irregularities or conditions set forth in the Conversion Notice.  Unless validly waived, all defects or irregularities in connection with deliveries must be cured within such time as the Company determines.  None of the Company, the Conversion Agent or any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Conversion Notices will not be deemed to have been made until such irregularities have been cured or validly waived.

Effectiveness of Conversion Notices

Unless otherwise specified by the converting Holder in the Conversion Notice, all properly completed and executed Conversion Notices, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), that are received by the Conversion Agent on or prior to the Accelerated Dividends Accrual Date shall be deemed to be effective as of, and the conversions will be deemed to occur on, the Accelerated Dividends Accrual Date. All Conversion Notices will be irrevocable by the Holder and may not be withdrawn. If the Board does not declare the Preferred Dividend and the Common Dividend on or prior to January 31, 2007, then all Conversion Notices will be deemed ineffective and null and void.  In such event, the certificates for the shares of Preferred Stock surrendered for conversion shall promptly be returned to the applicable Holders, or in the case of shares of Preferred Stock delivered by book-entry transfer, such shares will be credited to an account maintained with DTC as soon as practicable.

Procedure for Issuance of Common Stock

As promptly as practicable after surrender by the Holder of the certificates for shares of Preferred Stock, the Company shall issue and shall deliver to such Holder in the Holder’s name a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in paragraph (g)(ii)(G) of the Certificate of Designation. If the Holder executing the Conversion Notice desires that the shares of Common Stock issuable upon conversion of such Holder’s Preferred Stock be registered in the name of any person other than the Holder, then such Holder must contact the Conversion Agent at the address and telephone numbers provided herein in order to obtain proper instructions to effect such registration.

The Conversion Agent

Computershare has been appointed as Conversion Agent for the conversion of the Preferred Stock.  The Conversion Notice, accompanied by stock certificates (or confirmation of receipt of a book-entry transfer), and all correspondence in connection with the conversion of the Preferred Stock should be sent or delivered by each Holder or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the Conversion Agent at the address set forth on the back cover page of this Information Package.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The Company is authorized to issue up to 1,000,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.  The following is a summary of the principal terms of the Company’s capital stock and of relevant provisions of its charter and by-laws.  The following summary is not complete and may not contain all of the information important to you.  You should read carefully the full text of the Company’s charter, by-laws and the Certificate of Designation, which can be obtained as described under “Available Information and Incorporation of Documents by Reference” above.

Common Stock

As of December 12, 2006, there were 227,174,626 shares of Common Stock outstanding.  Assuming only the Major Holders convert their shares of Preferred Stock, there will be approximately 692,637,327 shares of Common Stock outstanding immediately following such conversion.  If all Holders of Preferred Stock, including the Major Holders, convert their shares of Preferred Stock, there will be approximately 742,042,391 shares of Common Stock outstanding immediately following such conversion.

The holders of the Common Stock are entitled to one vote for each share held on the appropriate record date for all matters submitted to a stockholder vote.  Holders of the Common Stock are entitled to receive, on a pro rata basis, dividends declared on the Common Stock by the Board, out of legally available funds, unless any outstanding preferred stock has a preference over the Common Stock for these dividends.  In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share on a pro rata basis in all of the Company’s assets which are available for distribution and remaining after payment of liabilities and the liquidation preference of the Company’s outstanding preferred stock.  Holders of the Common Stock have no have no redemption rights.  As of the date of the Notice, all of the outstanding shares of Common Stock are fully paid and holders of the Company’s shares of Common Stock are not required to make additional capital contributions.

Description of Preferred Stock

The following is a summary of the description of the Preferred Stock and is qualified in its entirety by reference to the provisions of the Certificate of Designation, a copy of which is attached hereto as Annex C.

Outstanding Shares.  The Company currently has 159,082 shares of Preferred Stock outstanding, of which 143,817 shares, or 90.4% of the outstanding shares of Preferred Stock, are held by the Major Holders.

Dividend Rights.  Holders of Preferred Stock are entitled to receive dividends declared by the Board on the Preferred Stock, out of legally available funds, at the then applicable dividend rate as described in “—Dividend Rates” below. Dividends are payable quarterly in arrears on each March 15, June 15, September 15 and December 15. Dividends on each share of Preferred Stock shall accrue, be fully cumulative (whether or not declared) from the issue date and be compounded quarterly; provided that, in the event of a liquidation, change of control, a qualified listing or qualified recapitalization following the first anniversary of the issue date, the accrual of dividends on the Preferred Stock for the period up to and including the dividend payment date immediately preceding the fourth anniversary of the issue date shall be accelerated and shall be deemed to have fully accrued for such period as of the date immediately prior to such liquidation, change of control, qualified listing or qualified recapitalization.

If the Company distributes dividends to any class of securities that are junior to the Preferred Stock, each holder of Preferred Stock shall have the option to elect, in lieu of an adjustment to the Preferred Stock conversion price, to participate in such dividend or distribution pro rata with the holders of the junior securities as if their shares of Preferred Stock had been converted immediately before the record date for such dividend or distribution.

Dividend Rate.  The Preferred Stock accrues dividends at the following rates:

	Dividend Rate	Adjusted Dividend Rate(a)

From the issue date but prior to the end of year 5	8.0%	N/A
From the 5th anniversary but prior to the end of year 8	8.0%	10.0%

If on the 8th anniversary (i) the Major Holders and their affiliates beneficially own a majority of the outstanding voting stock or (ii) the non-independent members of the Board of Directors designated by the Major Holders constitute a majority of the Board, from and after the 8th anniversary until the date on which (x) the Major Holders and their affiliates cease to own a majority of the outstanding voting stock and (y) the non-independent members of the Board of Directors designated by the Major Holders constitute less than a majority of the Board:

From the 8th anniversary but prior to year 9	7.0%	9.0%
From the 9th anniversary but prior to year 10	6.0%	8.0%
From the 10th anniversary but prior to year 11	5.0%	7.0%
From the 11th anniversary	4.0%	6.0%

From the later of (i) the 8th anniversary and (ii) the date on which (x) the Major Holders and their affiliates cease to beneficially own a majority of the outstanding voting stock and (y) the non-independent members of the Board of Directors designated by the Major Holders constitute less than a majority of the Board of Directors (the “Escalation Date”):

From the Escalation Date but prior to the 1st anniversary of the Escalation Date	9.0%	11.0%
From the 1st anniversary of the Escalation Date but prior to the 2nd anniversary of the Escalation Date	10.0%	12.0%
From the 2nd anniversary of the Escalation Date but prior to the 3rd anniversary of the Escalation Date	11.0%	13.0%
From and after the 3rd anniversary of the Escalation Date	12.0%	14.0%

(a)          The “adjusted dividend rate” is the dividend rate to be paid if all dividends accrued and owing after the fifth anniversary of the issue date are not paid in cash.

Voting Rights.  Holders of Preferred Stock are entitled to vote, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of the Common Stock and any other series or class of the Company’s voting stock voting together as a single class. Holders of Preferred Stock are entitled to the number of votes equal to the number of votes which such holders would have been entitled to had they converted their shares of Preferred Stock immediately prior to the record date for such vote.

Conversion Rights.  Holders of Preferred Stock have the right at any time to convert their shares of Preferred Stock into shares of Common Stock at a conversion price of $0.42 per share, subject to anti-dilution adjustments.

Automatic Conversion.  The Preferred Stock will be automatically converted into shares of the Common Stock, subject to anti-dilution adjustments, upon a qualified listing without any further action by the holders of Preferred Stock.  A “qualified listing” means the first firm commitment underwritten public offering pursuant to an effective registration statement or similar document covering the offer and sale of the Common Stock for the Company’s account to the public and

•              the public offering price is not less than 225% of the then-applicable conversion price,

•              that will result in net proceeds to us and/or the Company’s stockholders of not less than $100 million, and

•              that will result in:

•        a sale of not less than 17.5% of the shares of the Common Stock then outstanding (determined on an as-converted basis); or

•        an issuance of newly issued shares of the Common Stock that, together with the sales of Common Stock, by the Major Holders in such public offering, would result in the Major Holders aggregate beneficial ownership, as a group, of the total issued and outstanding shares of the Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

Optional Redemption.  The Company has the option to redeem, in whole at any time or in part from time to time, all of the outstanding Preferred Stock at any time on or after the eighth anniversary of the issue date at a redemption price equal to the Liquidation Value (as defined below) plus any accrued but unpaid dividends up to the date of the redemption.  If any redemption will, together with all other redemptions made previously, result in the redemption of 50% or more of the Preferred Stock, the Company must redeem all of the outstanding Preferred Stock.  Any redemption of the Preferred Stock must be made on a pro rata basis among the holders of the Preferred Stock.

Rights upon liquidation, dissolution or winding-up of the Company.  In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up (a “Liquidation”), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made to the holders of junior securities, for each share of Preferred Stock held, an amount in cash or, if applicable, other assets, property or stock (the “Liquidation Preference”), equal to the greater of:

•                                          (i) $1,000 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the “Liquidation Value”) plus (ii) all accrued and unpaid dividends (including any dividends accelerated by a liquidation, change of control, qualified listing or qualified recapitalization following the first anniversary of the issue date) up to (but excluding) the date fixed for such Liquidation; and

•                                          the payment such holder would have received if, immediately prior to such Liquidation, the shares of Preferred Stock had been converted into shares of the Common Stock.

If upon any Liquidation the Company’s assets available for distribution to the holders of Preferred Stock and all other parity securities are insufficient to permit payment in full of the Liquidation Preference of the Preferred Stock and the liquidation preference of any parity securities, the holders of the Preferred Stock and the parity securities will share equally and ratably in any distribution of the Company’s assets in proportion to the Liquidation Preference of the Preferred Stock and the applicable liquidation preference of the parity securities. After payment of the full amounts to which they are entitled in accordance with the Liquidation Preference, the holders will not be entitled to any further participation in any distribution of the Company’s assets.

If a change of control occurs after the Major Holders cease to hold a majority of the Company’s voting stock, then each holder of the then outstanding Preferred Stock, other than any person or group that effects the transaction or transactions causing the change of control, may elect to treat the change of control as a Liquidation and may require the Company to redeem all, but not less than all, of that holder’s Preferred Stock.  If there are insufficient funds to redeem all of the outstanding shares of Preferred Stock, then the redemption will be made on a pro rata basis among the holders of the Preferred Stock then outstanding.

MARKET FOR THE COMMON STOCK

The Common Stock has traded in interdealer and over-the-counter transactions and price quotations have been available in the “pink sheets” under the symbol “SAMC.OB”. Price quotations also are available on the Over-the-Counter Bulletin Board, or OTCBB. Stockholders are urged to obtain a current market quotation for the Common Stock.  There exists no public market for the Preferred Stock.

The following table sets forth, for the fiscal quarters indicated, the high and low sale prices per share as reported by the Pink Sheets LLC at www.pinksheets.com and the OTCBB. Although the foregoing prices have been obtained from sources believed to be reliable, no assurances can be given with respect to the accuracy of such prices or as to whether other prices higher or lower than those set forth below have been quoted. In addition, such prices reflect interdealer prices, which may not include retail mark-up, mark down or commission and may not necessarily represent actual transactions.

	High	Low
	($)	($)
Fiscal Year 2005
First Quarter	0.95	0.43
Second Quarter	1.70	0.70
Third Quarter	1.43	0.60
Fourth Quarter	0.96	0.72
Fiscal Year 2006
First Quarter	1.50	0.55
Second Quarter	1.04	0.75
Third Quarter	0.90	0.55
Fourth Quarter	0.95	0.58
Fiscal Year Commencing February 1, 2006
First Quarter	1.16	0.79
Second Quarter	1.31	0.82
Third Quarter	1.05	0.80
Fourth Quarter (through December 12, 2006)	1.21	0.83

On December 12, 2006, the best bid price and last sale price of the shares of Common Stock as reported by the Pink Sheets LLC at www.pinksheets.com and the OTCBB at www.otcbb.com were $1.11 per share and $1.12 per share, respectively.

TRANSFER RESTRICTIONS

Holders will be required to acknowledge in the Conversion Notice that the shares of Common Stock to be received upon conversion (the “Securities”), will constitute “restricted securities” and have not been registered under the Securities Act or any other securities laws and are being offered and issued in transactions that do not require registration under the Securities Act or any other securities laws.  Each Holder will be required to agree in the Conversion Notice that, subject to an express written waiver by the Company in the exercise of its good faith and reasonable judgment, until the end of the Resale Restriction Period (as defined below), such Holder may not offer, resell, pledge or otherwise transfer (each, a “Transfer”) any Securities without the registration of such Securities under the Securities Act, unless such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer.  Prior to any Transfer of any Securities which is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, such Holder will be required to agree to give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with the procedures described in this paragraph.  Each such notice will describe the manner and circumstances of the proposed Transfer.  If within five business days after receipt by the Company of such notice, the Company requests an opinion of counsel to the Holder that the proposed Transfer may be effected without registration of such Securities under the Securities Act, then the Company will not be required to register such Transfer, and the Holder will not be entitled to effect such Transfer, unless and until the Company receives such an opinion (which opinion must be reasonably satisfactory to the Company).  Only after compliance with the procedures described in this paragraph will the Holder be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.  The foregoing restrictions on resale will apply until the date that is two years after the later of the date of original issuance of the Preferred Stock (the “Issue Date”) and the last date that the Company or any of its Affiliates (as defined in the Securities Act) was the owner of such Preferred Stock (the “Resale Restriction Period”).  The foregoing restrictions on resale will not apply after the applicable Resale Restriction Period ends.

The Securities will contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

After such time as the foregoing legend is no longer required on any certificate or certificates representing the Securities, upon the request of the holder, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend. Holders will not be granted any registration rights with respect to any of the Securities.

If any Holder held its shares of Preferred Stock that were converted into the Securities for at least two years since the Issue Date, is not an Affiliate of the Company at the time of the Transfer of any Securities and has not been an Affiliate of the Company for at least three months immediately prior to the date of the Transfer of the Securities, then such Transfer of Securities will be eligible for the exemption from registration provided by Rule 144(k) under the Securities Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of certain U.S. federal income tax consequences that may be relevant to Holders (which term, for purposes of this summary, includes U.S. Holders and Non-U.S. Holders, as defined below) of Common Stock and to Holders of Preferred Stock as a result of the Preferred Stock Conversion (as defined below), the Common Dividend and the Preferred Dividend pursuant to this Notice.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.  The Company has not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance the IRS will not challenge such statements and conclusions or that a court would not sustain this challenge.

This summary assumes the Shares (which term, for purposes of this summary, includes the Common Stock and the Preferred Stock) are held as capital assets within the meaning of Section 1221 of the Code.  This summary does not address tax consequences arising under the laws of any foreign, state or local jurisdiction and does not address U.S. federal tax consequences other than income taxation.  In addition, this summary does not address all tax consequences that may be applicable to a Holder’s particular circumstances or to Holders that may be subject to special tax rules, including, without limitation: (i) Holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire Shares in connection with employment or other performance of services; or (xi) U.S. expatriates.  If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a Holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  Such Holders should consult their tax advisors regarding the tax consequences of the Preferred Stock Conversion, the Preferred Dividend and the Common Dividend.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice.  Holders should consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of Shares that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, (i) the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S.

person.  A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of Shares who is not a U.S. Holder.

U.S. Holders

The Common Dividend.  A U.S. Holder of Common Stock and, pursuant to the Payout Election described above in the Notice, a U.S. Holder of Preferred Stock, receiving the Common Dividend will be treated as receiving taxable dividend income to the extent of such Holder’s ratable share of the Company’s current and accumulated earnings and profits, if any, as determined under U.S. federal income tax principles.  If the Common Dividend exceeds such earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Holder’s adjusted tax basis in the Common Stock or Preferred Stock, as applicable (thus reducing such adjusted tax basis), and thereafter will be treated as capital gain.  Such capital gain will be long term capital gain if the Holder’s holding period for the Common Stock or Preferred Stock, as applicable, exceeded one year at the time of the Common Dividend.  Long term capital gains realized by individual and certain other non-corporate U.S. Holders are eligible for preferential rates of taxation.  Any such taxable dividend income and capital gain should be included in the U.S. Holder’s income in the taxable year in which the Common Dividend is received.

The Company does not expect to have any current or accumulated earnings and profits and, therefore, the entire amount of the Common Dividend should be treated first as tax-free return of capital and thereafter as capital gain, as described above.

The Preferred Dividend.  The Company does not expect to have any current or accumulated earnings and profits and, therefore, the entire amount of the Preferred Dividend should be treated first as tax-free return of capital and thereafter as capital gain, in the manner described above with respect to the receipt of the Common Dividend under “—The Common Dividend.”

The Preferred Stock Conversion.  The conversion of Preferred Stock into Common Stock after the date of this Notice and prior to the Preferred Record Date (the “Preferred Stock Conversion”) will constitute a “recapitalization” for U.S. federal income tax purposes.  As a result, although the matter is not free from doubt, a U.S. Holder generally should not recognize gain or loss upon the Preferred Stock Conversion, except with respect to cash in lieu of fractional shares of Common Stock.  A U.S. Holder’s aggregate adjusted tax basis in the Common Stock received in the Preferred Stock Conversion should equal such Holder’s aggregate adjusted tax basis in the Preferred Stock surrendered in the Preferred Stock Conversion, less any portion of such tax basis allocable to such fractional share.  A U.S. Holder’s holding period for the Common Stock received in the Preferred Stock Conversion should include such Holder’s holding period for the Preferred Stock surrendered in the Preferred Stock Conversion.  A U.S. Holder generally should recognize capital gain or loss upon the receipt of cash in lieu of a fractional share of Common Stock in an amount equal to the difference between the amount of cash received and such Holder’s adjusted tax basis in such fractional share.

Non-U.S. Holders

Non-U.S. Holders generally will receive the same tax treatment, in the manner described above under “U.S. Holders,” subject to the following changes.

To the extent a Non-U.S. Holder receives taxable dividend income, it will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  In general, a Non-U.S. Holder that is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

If a Non-U.S. Holder receives taxable dividend income that is effectively connected with such Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, that are attributable to the Non-U.S. Holder’s permanent establishment in the United States) such dividend income will not be subject to the withholding tax described above but instead will be subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates.  A Non-U.S. Holder must satisfy certain certification requirements for its effectively connected dividend income to be exempt from the withholding tax described above.  Dividend income received by a foreign corporation that is effectively connected with its conduct of a trade or business in the United States may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

The Company does not expect to have any current or accumulated earnings and profits and, therefore, Non-U.S. Holders are not expected to receive any taxable dividend income.  Accordingly, the Company will not withhold any U.S. federal income tax from the Common Dividend or the Preferred Dividend paid to Non-U.S. Holders.

Any capital gain recognized by a Non-U.S. Holder with respect to the Shares pursuant to the Preferred Stock Conversion, the Common Dividend or the Preferred Dividend generally will not be subject to U.S. federal income or withholding tax unless:

•                  the Non-U.S. Holder is an individual who holds the Shares as a capital asset, is present in the United States for 183 days or more during the taxable year of the Preferred Stock Conversion, the Common Dividend or the Preferred Dividend and meets certain other conditions;

•                  the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the United States); or

•                  the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the Preferred Stock Conversion, the Common Dividend or the Preferred Dividend, as applicable, or the period that the Non-U.S. Holder held the Shares.  The Company does not believe that it has been, currently is, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the Preferred Stock Conversion, the Common Dividend or the Preferred Dividend, as applicable, will be taxed on their gain (including gain from the sale of the Shares and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty.  Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized with respect to the Shares pursuant to the Preferred Stock Conversion, the Common Dividend or the Preferred Dividend, as applicable, generally will be taxed on any such gain on a net income basis at applicable graduated U.S. federal income tax rates and, in the case of foreign corporations, the branch profits tax discussed above also may apply.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents heretofore filed by Samsonite with the Securities and Exchange Commission (the “Commission”) are incorporated by reference:

•                       Our annual report on Form 10-K for the fiscal year ended January 31, 2006, filed with the Commission on May 16, 2006, as amended by the Form 10-K/A filed with the Commission on May 31, 2006;

•                       Our quarterly reports on Form 10-Q for the quarters ended April 30, 2006, July 31, 2006 and October 31, 2006 filed with the Commission on June 14, 2006, September 14, 2006 and December 15, 2006, respectively;

•                       Our current reports on Form 8-K filed with the Commission on March 22, 2006, May 9, 2006, May 16, 2006, May 25, 2006, June 6, 2006, August 8, 2006, November 27, 2006 and December 6, 2006;

•                       Our current reports on Form 8-K/A filed with the Commission on May 16, 2006;

•                       The following section of our definitive proxy statement, filed with the Commission on August 15, 2006: Security Ownership of Certain Beneficial Owners and Management.

Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Notice and the Information Package to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Notice and the Information Package.

Samsonite will provide without charge to each person receiving a copy of the Notice and the Information Package, upon the request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Samsonite at the following address and telephone number: Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239, Attention: Secretary (303) 373-2000.

The Conversion Notice and any other required documents should be sent by each Holder or such Holder’s broker, dealer, commercial bank, trust company or other nominee to the Conversion Agent at the address set forth below:

By Regular or Certified Mail:	By Overnight Courier or Hand:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
P.O. Box 43014	250 Royall Street
Providence, RI 02940-3014	Canton, MA 02021

Attention: Corporate Actions	Attention: Corporate Actions

DELIVERY OF CONVERSION NOTICE OR AGENT’S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE CONVERSION NOTICE OR AGENT’S MESSAGE.

All inquiries relating to the Notice and Information Package and the transactions contemplated hereby should be directed to John Livingston, Vice President, General Counsel, the Americas, and Assistant Secretary of the Company, at (508) 851-1420.